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                                                                   Exhibit 10.75

                          CUBIST PHARMACEUTICALS, INC.

                                 SIXTH AMENDMENT
                                       TO
                   1993 AMENDED AND RESTATED STOCK OPTION PLAN


         This SIXTH AMENDMENT (this "Amendment") to the Amended and Restated 1993 Stock Option Plan, as amended (the "Plan"), of Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), is being adopted by resolution of the Board of Directors at a meeting held on December 15, 2000 (the "Effective Date"). Effective from and after the Effective Date, the Plan is hereby amended as follows:


       1. Section 8.1 of the Plan hereby is amended by adding the following sentence at the end of such Section 8.1: "Notwithstanding anything expressed or implied by the foregoing provisions of this Section 8.1, effective as of December 15, 2000 there shall be no further grants of Formula Options pursuant to this Section 8.1."

       2. Section 8.2 of the Plan hereby is amended by adding the following sentence at the end of such Section 8.2: "Notwithstanding anything expressed or implied by the foregoing provisions of this Section 8.2, effective as of December 15, 2000 there shall be no further grants of Formula Options pursuant to this Section 8.2."

       Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.